                                                                      Exhibit 11
                              SECURITY FIRST CORP.
                        COMPUTATION OF EARNINGS PER SHARE

                                                  Three months ended June 30,
                                                  ---------------------------
                                                      1998           1997(a)
                                                  ----------     -----------

BASIC:
  Earnings:
    Net Income available to
      common shareholders                         $2,652,000     $ 2,189,000
                                                  ==========     ============
    Shares:
     Weighted average number
     of common shares
     outstanding                                   7,758,024       7,525,280
                                                  ==========     ============
    Basic earnings per share                       $    0.34     $      0.29
                                                  ==========     ============
DILUTED:
  Earnings:
    Net Income available to
     common shareholders                          $2,652,000     $ 2,189,000
    Adjustment for interest
     expense on convertible
     subordinated debentures
     net of tax                                       51,000          91,000
                                                  ----------     -----------

    Net income applicable to
     diluted shares                               $2,703,000     $ 2,280,000
                                                  ==========     ============


  Shares:
    Weighted average number
     of common shares
     outstanding                                   7,758,024        7,525,280
    Shares issuable from
     assumed exercise of
     stock options                                   241,020          163,369
    Shares issuable from
     assumed conversions of
     convertible subordinated
     debentures                                      680,052        1,048,860
                                                  ----------     ------------
    Adjusted weighted
     average shares                                8,679,096        8,737,509
                                                  ==========     ============

    Diluted earnings
     per share                                    $     0.31     $       0.26
                                                  ==========     ============


(a) Adjusted to reflect the three-for-two stock split distributed on July 31, 1997, and the implementation of Statement of Financial Accounting Standards No. 128, "Earnings Per Share".